Exhibit 10.9

ST ENERGY TRANSITION I LTD.

Par-la-Ville Place

4th Floor

14 Par-la-Ville Road

Hamilton HM08

Bermuda

Sloane Square Capital Holdings Ltd.	November 6, 2021

Par-la-Ville Place

4th Floor

14 Par-la-Ville Road

Hamilton HM08

Bermuda

RE: Amended and Restated Securities Subscription Agreement

Ladies and Gentlemen:

Pursuant to that certain securities subscription agreement dated May 17, 2021 (the “Existing Agreement”) between ST Energy Transition I Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), and Sloane Square Capital Holdings Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Subscriber” or “you”), the Subscriber offered to subscribe for, and the Company accepted such offer and issued to the Subscriber, 1,725,000 of the Company’s Class B ordinary shares (the “Shares”), of US$0.0001 par value per share (the “Class B Shares”), up to 225,000 of which are subject to forfeiture by the Subscriber if the underwriter of the Company’s initial public offering of its securities (“IPO”), if any, does not fully exercise its over-allotment option (the “Over-allotment Option”).

Subsequent to the date of the Existing Agreement, the Company and the Subscriber have agreed to amend and restate the Existing Agreement in the form of this amended and restated securities subscription agreement (this “Agreement”) in order to, amongst other things, (a) expand the scope of the forfeiture provisions to include forfeitures in connection with changes to the terms and size of the IPO and (b) reduce the number of Shares subject to forfeiture in connection with the Over-allotment Option to 187,500 Shares.

For the purposes of this Agreement, references to “Ordinary Shares” are to, collectively, the Class B Shares and the Company’s Class A ordinary shares, of US$0.0001 par value per share (the “Class A Shares”). Upon certain terms and conditions, the Class B Shares will automatically convert into Class A Shares on a one-for-one basis, subject to adjustment. Unless the context otherwise requires, as used herein “Shares” shall be deemed to include any Class A Shares issued upon conversion of the Class B Shares comprising the Shares.

The terms on which the Company is willing to issue the Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding such Shares, are as follows:

1.	Subscription of Shares.

For the sum of US$25,000, which the Company acknowledges receiving in cash, the Company hereby issues the Shares to the Subscriber, and the Subscriber hereby subscribes for the Shares from the Company, 187,500 of which are subject to “forfeiture”, on the terms and subject to the conditions set forth in this Agreement. Notwithstanding the foregoing, the Subscriber acknowledges that, the Company has, in connection with the Existing Agreement, previously issued the Shares to the Subscriber and registered the Shares in the name of the Subscriber on the register of members of the Company. All references in this Agreement to Shares being forfeited shall take effect as purchases of such shares by the Company as a matter of Bermuda law on the terms and subject to the conditions set forth in this Agreement.

2.	Representations, Warranties and Agreements.

2.1    Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1    No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2    No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Subscriber’s memorandum of association and bye-laws, as amended to the date hereof, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3    Registration and Authority. The Subscriber is a Bermudian exempted company which is incorporated and in good standing under the laws of the Bermuda and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4    Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless such transaction is registered under the Securities Act or an exemption from such registration is available and, until such time as the

Company has equity securities that are listed on an appointed stock exchange. The Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The Subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of the Subscriber’s investment in the Shares.

2.1.5    Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6    Private Placement. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption applicable to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.1.7    Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.1.8    Restrictions on Transfer; Shell Company. The Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Subscriber understands that any certificates or book-entries representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration or (iii) the specific permission of the Bermuda Monetary Authority unless a general permission is applicable. The Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may, at the Company’s option, be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Shares.

The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until at least one year following consummation of the initial business combination of the Company (which may not occur), despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9    No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Subscriber in connection with the transactions contemplated by this Agreement.

2.2    Company’s Representations, Warranties and Agreements. To induce the Subscriber to subscribe for the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1    Incorporation and Corporate Power. The Company is an exempted company limited by shares and incorporated under the laws of Bermuda and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2     No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Company’s memorandum of association and bye-laws, as amended to the date hereof (the “Constitutional Documents”), (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3    Title to Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Constitutional Documents, and registration in the register of members of the Company, the Shares will be duly and validly issued as fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Constitutional Documents, the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements to which the Shares may be subject, (b) transfer restrictions under federal and state securities laws and Bermudan exchange control laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4    No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seek to recover damages or to obtain other relief in connection with any transactions.

2.2.5    Authorization. The Class A Shares issuable upon conversion of the Class B Shares have been duly authorized and reserved for issuance upon such conversion.

3.	Forfeiture of Shares.

3.1    Partial or No Exercise of the Over-allotment Option. In the event that the Over-allotment Option granted to the underwriter of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit at the time such Over-allotment Option expires (or earlier if the underwriter of the IPO waives its ability to exercise such Over-allotment Option) any and all rights to such number of Shares (up to an aggregate of 187,500 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) (“Over-Allotment Forfeiture”).

3.2    Change of IPO. In the event that the Company changes the size or terms of its IPO (“IPO Change”) such that the Subscriber is required to hold less Shares than have been issued under this Agreement, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit in connection with such IPO Change any and all rights to such number of Shares as are required to implement such IPO Change (“IPO Change Forfeiture” and, together with the Over-Allotment Forfeiture, “Forfeiture”).

3.3    Forfeiture Mechanics. Any Forfeiture shall take effect as a purchase of the applicable Shares by the Company as a matter of Bermuda law in accordance with the following:

3.3.1    Upon either:

(i)	the earlier of the expiration of the Over-allotment Option or the underwriter of the IPO waiving its ability to exercise such Over-allotment Option; or

(ii)

the Company delivering a written notice to the Subscriber (or, if applicable, to it and any transferees of Shares) (“IPO Change Notice”) in connection with an IPO Change specifying the number of Shares subject to such IPO Change Forfeiture and the other details contained in a notice under section 3.3.3 (the applicable date in (i) and (ii), collectively, “Over-Allotment Forfeiture Date”), the Subscriber (or, if applicable, it and any transferees of Shares, collectively “Forfeiting Shareholder”) will be deemed to have sold and transferred to the Company, and the Company will be deemed to have purchased from the Forfeiting Shareholder, such number of Shares:

(iii)	in the case of an Over-Allotment Forfeiture, up to an aggregate of 187,500 Shares and pro rata based upon the percentage of the Over-allotment Option exercised; or

(iv)	in the case of an IPO Change Forfeiture, such number of Shares specified in the IPO Change Notice,

in each case, at a purchase price per Share equal to the subscription price per Share under this Agreement (collectively, the “Forfeiture Sale”).

3.3.2    The Forfeiting Shareholder hereby, without any further action, confirmation, or acknowledgment required from such Forfeiting Shareholder and effective automatically upon the occurrence of any such Forfeiture Sale: (i) contributes all of the consideration that would otherwise be due and payable to it pursuant to any Forfeiture Sale (“Sale Consideration”) to the Company as a contribution to the Company’s contributed surplus account (which, for greater certainty, will not result in the Company issuing any consideration (including Shares or securities convertible into Shares) or incurring repayment obligations of any kind in connection with such contribution); (ii) directs the Company to apply such Sale Consideration directly to its contributed surplus account without paying any amounts to such Forfeiting Shareholder in connection with the applicable Forfeiture Sale; and (iii) acknowledges and agrees that by applying such Sale Consideration directly to its contributed surplus account in accordance with the direction in this section, the Company will have complied with its obligations to pay such Forfeiting Shareholder the Sale Consideration due under the applicable Forfeiture Sale.

3.3.3    Promptly following the Forfeiture Date in respect of an Over-Allotment Forfeiture, the Company shall deliver written notice to each Forfeiting Shareholder detailing the number of Shares, if any, purchased by the Company under the applicable Forfeiture Sale and the aggregate Sale Consideration, if any, applied to the Company’s contributed surplus account in connection therewith and such written notice, absent any manifest error, will be prima facie evidence of the Forfeiture Sale.

3.3.4    The Forfeiting Shareholder and the Company intend this Agreement to function as an instrument of transfer for the purposes of Bermuda law effectuating and implementing the transfer to the Company of any Share purchased by the Company pursuant to the Forfeiture Sale without any further action required by the Forfeiting Shareholder at the time of the Forfeiture Sale. By executing this Agreement, the Forfeiting Shareholder hereby appoints the Company and any of its officers and directors, with full power of substitution, as the Forfeiting Shareholder’s true and lawful attorney-in-fact, to execute, acknowledge, verify, swear to, deliver, record and file, in the Forfeiting Shareholder’s name, place and stead, all instruments, documents (including share transfer forms) and certificates that may from time to time be required to effectuate and implement the transfer of any Shares to the Company pursuant to the Forfeiture Sale. To the fullest extent permitted by law, this power of attorney is coupled with an interest, is irrevocable and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Forfeiting Shareholder.

3.4    Termination of Rights as Shareholder. If any of the Shares are forfeited in accordance with this Section 3, then after the Forfeiture Date the Subscriber (or successor in interest), shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to cancel such forfeited Shares.

4.    Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber purchases securities in the IPO or in the aftermarket, any Class A Shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any shares of Ordinary Shares held by it into funds held in the Trust Account upon the successful completion of an initial business combination.

5.	Restrictions on Transfer.

5.1    Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated on or prior to the closing of the IPO by and among the Subscriber, the Company and the other parties thereto, the Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received, if requested by the Company, an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2    Lock-up. The Subscriber acknowledges that the Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter. Pursuant to the Insider Letter, the Subscriber will agree (subject to certain customary exceptions) not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares until the earlier to occur of: (A) one year after the completion of the Company’s initial business combination and (B) subsequent to the business combination, (x) if the last reported sale price of the Class A Shares equals or exceeds US$12.00 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination or (y) the date following the completion of the Company’s initial business combination on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Shares for cash, securities or other property.

5.3    Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL (IF THE COMPANY SO REQUESTS), IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.4    Additional Shares or Substituted Securities. In the event of the declaration of a share capitalization, the declaration of an extraordinary dividend payable in a form other than Ordinary Shares, a spin-off, a share sub-divisions, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Ordinary Shares subject to this Section 5 and Section 3.

5.5    Registration Rights. The Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company prior to the closing of the IPO (the “Registration Rights Agreement”).

6.	Other Agreements.

6.1    Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2    Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party, or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3    Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between the Subscriber and the Company and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 related to the IPO, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4    Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5    Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6    Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7    Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state other than where and only to the extent it is necessary (if at all) for this Agreement to be construed and governed by the laws of Bermuda in order to operate as an instrument of transfer. Each party hereto submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this letter agreement (the “Related Proceeding”). Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that each party has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each party irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. Each party hereby irrevocably appoints Puglisi & Associates, with offices at 850 Library Avenue, Suite 204, Newark, Delaware 19711, United States of America, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. Each party waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each party represents and warrants that such agent has agreed to act as each party’s agent for service of process, and each party agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

6.9    Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10     No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11    Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12    No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13    Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14    Counterparts. This Agreement may be executed physically or electronically in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15    Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16    Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

6.17    Surrender of Common Share. The Subscriber hereby, without any further action, confirmation, or acknowledgment required from the Subscriber and effective automatically immediately following the issuance of the Shares shall sell and transfer to the Company, and the Company will be deemed to have purchased from the Subscriber, the one common share of par value US$0.0001 standing in its name in the register of members of the Company (“Initial Share”) in consideration for the Company waiving the obligation of the Subscriber to pay up the capital of such share. The Subscriber and the Company intend this Agreement to function as an instrument of transfer for the purposes of Bermuda law effectuating and implementing the transfer to the Company of the Initial Share. By executing this Agreement, the Subscriber hereby appoints the Company and any of its officers and directors, with full power of substitution, as the Subscriber’s true and lawful attorney-in-fact, to execute, acknowledge, verify, swear to, deliver, record and file, in the Subscriber’s name, place and stead, all instruments, documents (including share transfer forms) and certificates that may from time to time be required to effectuate and implement the transfer of the Initial Share to the Company pursuant to this section. To the fullest extent permitted by law, this power of attorney is coupled with an interest, is irrevocable and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Subscriber. Notwithstanding the foregoing, the Company and the Subscriber acknowledge that the sale of the Initial Share has previously occurred in connection with the Existing Agreement.

7.    Voting and Tender of Shares. The Subscriber agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption or repurchase with respect to any of the Shares in connection with an initial business combination or any amendment to the Company’s Constitutional Documents, as amended, prior to an initial business combination. Additionally, the Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

8.    Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

9.    Amendment and Restatement. As of the date hereof, this Agreement shall amend, and restate as amended, the Existing Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Agreement contained herein were set forth in an amendment to the Existing Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Existing Agreement, or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto, as the case may be.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

ST ENERGY TRANSITION I LTD.

By:	/s/ James O’Shaughnessy
	Name:	James O’Shaughnessy
	Title:	Director

SLOANE SQUARE CAPITAL HOLDINGS LTD.

By:	/s/ James Ayers
	Name:	James Ayers
	Title:	Director

[Signature Page to Amended and Restated Securities Subscription Agreement]